Release Date:	November 21, 2025
IMMEDIATE

Moog Inc. Reports Record Fourth Quarter 2025 Sales, Adjusted Operating Margin and Free Cash Flow; Issues Strong Fiscal 2026 Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems, today reported record fiscal fourth quarter 2025 results and another year of outstanding performance. The results highlight continued progress against the company’s long-term financial objectives.

“We finished fiscal 2025 with an exceptional fourth quarter performance, achieving record financial results,” said Pat Roche, CEO. “This performance capped an outstanding year of delivering for our customers and driving continuous operational improvements. The momentum reflects our strategy in action across the business, and positions us to deliver continued value creation."

(in millions, except per share results)	Three Months Ended			Twelve Months Ended
	Q4 2025	Q4 2024(1)	Deltas	Q4 2025	Q4 2024(1)	Deltas
Net sales	$1,049	$919	14%	$3,861	$3,609	7%
Operating margin	11.9%	10.1%	180 bps	11.6%	11.2%	40 bps
Adjusted operating margin	13.7%	13.5%	20 bps	13.0%	12.7%	30 bps
Diluted net earnings per share	$2.01	$1.31	53%	$7.33	$6.45	14%
Adjusted diluted net earnings per share	$2.56	$2.15	19%	$8.69	$7.84	11%
Net cash provided (used) by operating activities	$241	$147	$93	$273	$198	$75
Free cash flow	$199	$109	$90	$128	$21	$107
See the reconciliations of adjusted financial measures to the most directly comparable U.S. GAAP measures included in the financial statements herein for the periods ended September 27, 2025, and September 28, 2024.
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.

Quarter Highlights
•Quarterly records set for sales, adjusted operating margin, both earnings per share figures and free cash flow.
•Sales increased to over $1 billion, driven by record sales in each of the Space and Defense, Military Aircraft and Commercial Aircraft segments.
•Operating margin improved, reflecting stronger financial performance and lower simplification charges.
•Adjusted operating margin expanded, driven by operational strength, partially offset by tariff pressure.
•Diluted net earnings per share increased, benefiting from incremental profit from higher sales and lower simplification charges.
•Adjusted diluted net earnings per share increased, benefiting from incremental profit from higher sales.
•Record free cash flow driven by customer advances.

Year Highlights
•Record net sales reflect higher demand across the aerospace and defense portfolio.
•Twelve-month backlog increased 20%, reaching a record $3.0 billion.
•Operating margin and adjusted operating margin improved, both driven by stronger financial performance, partially offset by tariffs and last year's benefit from the Employee Retention Credit (ERC).
•Diluted net earnings per share and adjusted diluted net earnings per share increased, both driven by incremental profit from higher sales and expanded operating margin.

Shaping the way our world moves ™

Quarter Results
Sales in the fourth quarter of 2025 increased in all of the segments compared to the fourth quarter of 2024, driven by records in Commercial Aircraft, Space and Defense and Military Aircraft. Commercial Aircraft sales increased 27% to $252 million, driven by volume on major production programs and aftermarket associated with strong fleet utilization of the 787 and A350 programs. Space and Defense sales increased 17% to $307 million, reflecting broad-based demand across the defense portfolio, including missile controls and satellite components. Military Aircraft sales increased 10% to $236 million, driven by higher activity associated with the MV-75 program and by incremental pricing, primarily within aftermarket. Industrial sales increased 5% to $253 million as demand for medical devices and data center cooling pumps increased.

Operating margin in the fourth quarter of 2025 increased 180 basis points to 11.9% compared to the fourth quarter of 2024, reflecting stronger performance and lower simplification charges. Industrial operating margin increased 860 basis points to 12.7%, reflecting both higher simplification charges incurred in the prior year, and the resulting current year benefits, partially offset by tariff pressure. Military Aircraft operating margin increased 210 basis points to 14.0%, driven by pricing activities as well as a favorable sales mix. Space and Defense operating margin was 10.2%, essentially flat year over year, as profitable sales growth was largely offset by charges associated with the settlement of a legal dispute. Commercial Aircraft operating margin decreased 400 basis points to 11.4%, primarily due to tariff pressure and an unfavorable sales mix.

Adjusted operating margin in the fourth quarter of 2025 increased 20 basis points to 13.7% compared to the fourth quarter of 2024. Military Aircraft adjusted operating margin increased 210 basis points to 14.1%, driven by pricing activities as well as a favorable sales mix. Space and Defense adjusted operating margin increased 190 basis points to 15.1%, driven by profitable sales growth, partially offset by investments in product development, business capture and operational readiness. Industrial adjusted operating margin increased 70 basis points to 13.9%, as a favorable sales mix and simplification initiatives more than offset tariff pressure. Commercial Aircraft adjusted operating margin decreased 440 basis points to 11.4%, primarily due to tariff pressure and an unfavorable sales mix.

Free cash flow for the quarter was a record $199 million, driven by strong cash generation from changes in working capital, in particular cash generated from customer advances. Capital expenditures were $42 million, reflecting continued investment in manufacturing operations.

Year Results
Sales for fiscal 2025 increased 7% compared to fiscal 2024, reflecting record sales in each of the Commercial Aircraft, Space and Defense and Military Aircraft segments. Commercial Aircraft sales increased 15% to $904 million, due to strong aftermarket demand and the ongoing widebody production ramps. Space and Defense sales increased 9% to $1.1 billion, driven by continued broad-based defense demand across the portfolio. Military Aircraft sales increased 9% to $888 million, driven by higher activity for the MV-75 and new production programs. Industrial sales decreased 4% to $956 million, due to divestitures completed at the beginning of the fiscal year.

Operating margin for fiscal 2025 increased 40 basis points to 11.6% compared to fiscal 2024, due to stronger financial performance across all of the segments. The increases were partially offset by tariffs, primarily in Commercial Aircraft and Industrial, and by last year's ERC benefit. Industrial operating margin increased 190 basis points to 11.3%, driven by the benefit of simplification initiatives. Military Aircraft operating margin increased 60 basis points to 11.1%, driven by stronger business performance and pricing benefits, partially offset by the gain from the sale of a mature product line. Space and Defense operating margin decreased 70 basis points to 11.8% due to last year's ERC benefit. Commercial Aircraft operating margin decreased 10 basis points to 12.4%, driven by pressure associated with tariffs, offset by the sale of a non-core product line as part of the portfolio shaping activities.

Record adjusted operating margin for fiscal 2025 increased 30 basis points to 13.0% compared to fiscal 2024, reflecting stronger financial performance across all of the segments. Industrial adjusted operating margin increased 80 basis points to 13.5%, due to the benefit from simplification initiatives, partially offset by tariff pressure. Military Aircraft adjusted operating margin increased 40 basis points to 12.3%, driven by stronger business performance and pricing benefits. Space and Defense adjusted operating margin increased 20 basis points to 13.5%, supported by profitable sales growth, partially offset by last year's ERC benefit and this year's investments to support growth. Commercial Aircraft adjusted operating margin decreased 30 basis points to 12.4%, reflecting tariff pressure, partially offset by a non-core product line sale.

Free cash flow for the year was $128 million, reflecting business investments to support the record level of sales, including capital expenditures and within working capital.

Shaping the way our world moves ™

Fiscal 2026 Financial Guidance
"Fiscal year 2026 will be another great year in which we continue to build our financial strength," said Jennifer Walter, CFO. "We will achieve a record level of sales, further expand our operating margin and make meaningful progress towards generating strong free cash flow."

Operating margin and adjusted operating margin for fiscal 2025 included approximately 50 basis points of tariff pressure. Operating margin and adjusted operating margin for fiscal 2026 is forecasted to include 80 basis points of tariff pressure.

	FY 2026 Guidance	FY 2025
Net sales (in billions)	$4.2	$3.9
Operating margin	13.4%	11.6%
Adjusted operating margin	13.4%	13.0%
Diluted net earnings per share(1)	$10.00	$7.33
Adjusted diluted net earnings per share(1)	$10.00	$8.69
Free cash flow conversion	60%	46%
(1) Diluted net earnings per share and Adjusted diluted net earnings per share figures are forecasted to be within range of +/- $0.20.

Conference call information
In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call and supplemental financial materials at www.moog.com/investors/communications.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) our heavy dependence on government contracts that may not be fully funded or may be terminated; (iv) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (v) failure of our subcontractors or suppliers to perform their contractual obligations; and (vi) our accounting estimations for over-time contracts and any changes we need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.

Contact: Aaron Astrachan
716.687.4225

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)	September 27, 2025	September 28, 2024 (1)
Net sales	$1,049,138	$919,395	$3,860,624	$3,608,960
Cost of sales	759,830	657,660	2,794,802	2,589,525
Inventory write-down	486	5,252	8,474	7,027
Gross profit	288,822	256,483	1,057,348	1,012,408
Research and development	23,679	26,021	93,671	112,773
Selling, general and administrative	152,151	126,377	553,968	501,253
Interest	18,489	17,397	72,075	66,330
Asset impairment and fair value adjustment	2,374	15,287	5,374	22,149
Restructuring	956	11,165	10,015	23,788
Gain on sale of buildings	—	(979)	—	(979)
Other	1,371	6,449	9,597	17,348
Earnings before income taxes	89,802	54,766	312,648	269,746
Income taxes	25,396	12,232	77,620	60,960
Net earnings	$64,406	$42,534	$235,028	$208,786

Net earnings per share
Basic	$2.03	$1.33	$7.42	$6.53
Diluted	$2.01	$1.31	$7.33	$6.45

Weighted average common shares outstanding
Basic	31,666,286	31,988,662	31,680,280	31,954,689
Diluted	32,083,845	32,458,411	32,082,601	32,359,338
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS, ADJUSTED DILUTED NET EARNINGS PER SHARE AND ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)	September 27, 2025	September 28, 2024 (1)
Net Earnings as Reported	$64,406	$42,534	$235,028	$208,786
Adjustments to Net Earnings:
Program terminations(2)	(231)	—	7,834	1,992
Simplification initiatives(3)	8,876	28,837	27,080	43,293
Dispute resolution(4)	10,455	—	11,917	—
Investment losses(5)	—	—	3,000	5,294
Acquisition and integration(6)	2,477	(487)	2,958	(487)
Other charges(7)	573	2,889	2,573	3,305
Tax effect of adjustments	(4,385)	(4,117)	(11,705)	(8,339)
Net Earnings as Adjusted	$82,171	$69,656	$278,685	$253,844

Diluted Net Earnings Per Share
As Reported	$2.01	$1.31	$7.33	$6.45
As Adjusted	$2.56	$2.15	$8.69	$7.84

Effective Income Tax Rate
As Reported	28.3%	22.3%	24.8%	22.6%
As Adjusted(8)	24.1%	19.0%	23.5%	21.4%
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
(1) As reported amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.
(2) Charges include costs related to the termination of significant development, production, or support programs, such as write-off and impairments of inventory and long-lived assets, contract termination costs, and other charges.
(3) Charges include costs related to footprint rationalization, portfolio shaping and legal entity re-organization activities, such as facility closure costs, employee severance and retention costs, write-off and impairments of inventory and long-lived assets, and other charges.
(4) Charges include costs related to a dispute with a customer. The circumstances giving rise to this matter are unique and outside the ordinary course of business. These charges consist primarily of third-party legal services and related settlement costs.
(5) Charges include impairment losses on minority investments.
(6) Charges include costs related to acquisition such as amortization of inventory fair value step-up and professional services fees. Charges also include costs related to integrating the businesses, such as employee severance and retention costs, professional services fees, legal entity and facility rationalization costs and other related charges.
(7) Other charges include business interruptions from natural causes, litigation matters, and other items that are not part of normal operations.
(8) Adjusted effective income tax rate excludes a charge associated with simplifying our legal entity structure.

While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)	September 27, 2025	September 28, 2024 (1)
Net sales:
Space and Defense	$307,355	$262,824	$1,113,028	$1,018,148
Military Aircraft	236,205	215,645	888,136	811,566
Commercial Aircraft	252,171	199,242	903,879	788,100
Industrial	253,407	241,684	955,581	991,146
Net sales	$1,049,138	$919,395	$3,860,624	$3,608,960
Operating profit:
Space and Defense	$31,216	$26,554	$131,137	$126,885
	10.2%	10.1%	11.8%	12.5%
Military Aircraft	33,086	25,606	98,757	85,503
	14.0%	11.9%	11.1%	10.5%
Commercial Aircraft	28,654	30,729	111,793	98,877
	11.4%	15.4%	12.4%	12.5%
Industrial	32,084	9,992	107,919	93,200
	12.7%	4.1%	11.3%	9.4%
Total operating profit	125,040	92,881	449,606	404,465
	11.9%	10.1%	11.6%	11.2%
Deductions from operating profit:
Interest expense	18,490	17,398	72,075	66,330
Equity-based compensation expense	4,039	3,658	16,708	14,959
Non-service pension expense	1,864	3,119	7,719	12,685
Corporate and other expenses, net	10,845	13,940	40,456	40,745
Earnings before income taxes	$89,802	$54,766	$312,648	$269,746
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)	September 27, 2025	September 28, 2024 (1)
Space and Defense operating profit - as reported	$31,216	$26,554	$131,137	$126,885
Simplification initiatives	2,092	6,336	4,566	6,336
Dispute resolution	10,455	—	11,917	—
Acquisition integration	2,477	—	2,958	—
Other charges	62	1,889	62	2,305
Space and Defense operating profit - as adjusted	$46,302	$34,779	$150,640	$135,526
	15.1%	13.2%	13.5%	13.3%

Military Aircraft operating profit - as reported	$33,086	$25,606	$98,757	$85,503
Program terminations	(231)	—	7,834	1,992
Simplification initiatives	—	335	591	4,067
Investment losses	—	—	—	5,294
Other charges	449	—	2,449	—
Military Aircraft operating profit - as adjusted	$33,304	$25,941	$109,631	$96,856
	14.1%	12.0%	12.3%	11.9%

Commercial Aircraft operating profit - as reported	$28,654	$30,729	$111,793	$98,877
Simplification initiatives	—	241	—	649
Acquisition integration	—	(487)	—	(487)
Other charges	—	1,000	—	1,000
Commercial Aircraft operating profit - as adjusted	$28,654	$31,483	$111,793	$100,039
	11.4%	15.8%	12.4%	12.7%

Industrial operating profit - as reported	$32,084	$9,992	$107,919	$93,200
Program terminations	—	—	—	—
Simplification initiatives	3,084	21,925	18,223	32,241
Investment losses	—	—	3,000	—
Other charges	62	—	62	—
Industrial operating profit - as adjusted	$35,230	$31,917	$129,204	$125,441
	13.9%	13.2%	13.5%	12.7%

Total operating profit - as adjusted	$143,490	$124,120	$501,268	$457,862
	13.7%	13.5%	13.0%	12.7%
(1) As reported amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.
While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 27, 2025	September 28, 2024 (1)
ASSETS
Current assets
Cash and cash equivalents	$62,013	$61,694
Restricted cash	200	123
Receivables, net	506,768	419,971
Unbilled receivables	744,352	690,572
Inventories, net	914,302	862,541
Prepaid expenses and other current assets	142,345	87,745
Total current assets	2,369,980	2,122,646
Property, plant and equipment, net	1,019,906	928,588
Operating lease right-of-use assets	52,799	52,591
Goodwill	842,313	833,764
Intangible assets, net	66,101	63,479
Deferred income taxes	22,459	23,884
Other assets	52,497	52,695
Total assets	$4,426,055	$4,077,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$1,563	$—
Accounts payable	318,402	293,888
Accrued compensation	106,040	104,027
Contract advances and progress billings	372,988	302,126
Accrued liabilities and other	320,075	313,373
Total current liabilities	1,119,068	1,013,414
Long-term debt, excluding current installments	944,123	874,139
Long-term pension and retirement obligations	157,218	167,161
Deferred income taxes	32,600	27,652
Other long-term liabilities	180,491	166,464
Total liabilities	2,433,500	2,248,830
Shareholders’ equity
Common stock - Class A	43,864	43,835
Common stock - Class B	7,416	7,445
Additional paid-in capital	839,328	784,509
Retained earnings	2,834,548	2,635,950
Treasury shares	(1,209,200)	(1,082,240)
Stock Employee Compensation Trust	(195,491)	(194,049)
Supplemental Retirement Plan Trust	(170,191)	(163,821)
Accumulated other comprehensive loss	(157,719)	(202,812)
Total shareholders’ equity	1,992,555	1,828,817
Total liabilities and shareholders’ equity	$4,426,055	$4,077,647
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.

Shaping the way our world moves ™

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$235,028	$208,786
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	94,013	85,878
Amortization	9,715	10,149
Deferred income taxes	(6,545)	(29,651)
Equity-based compensation expense	16,708	14,959
Gain on sale of buildings	—	(979)
Asset impairment and inventory write-down	13,848	29,176
Other	4,432	6,283
Changes in assets and liabilities providing (using) cash:
Receivables	(87,070)	35,962
Unbilled receivables	(64,588)	(50,474)
Inventories	(51,772)	(131,330)
Accounts payable	24,711	26,446
Contract advances and progress billings	81,597	(41,717)
Accrued expenses	3,743	7,900
Accrued income taxes	(20,214)	14,502
Net pension and post retirement liabilities	18,194	11,791
Other assets and liabilities	1,286	181
Net cash provided (used) by operating activities	273,086	197,862
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(41,179)	(5,911)
Purchase of property, plant and equipment	(144,731)	(151,995)
Net proceeds from businesses sold	13,487	1,627
Net proceeds from buildings sold	—	1,453
Other investing transactions	(2,833)	(766)
Net cash provided (used) by investing activities	(175,256)	(155,592)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	1,229,500	1,038,500
Payments on revolving lines of credit	(1,410,000)	(1,029,500)
Proceeds from long-term debt	250,000	—
Payments on finance lease obligations	(10,159)	(6,037)
Payment of dividends	(36,430)	(35,476)
Proceeds from sale of treasury stock	19,568	15,685
Purchase of outstanding shares for treasury	(142,707)	(36,738)
Proceeds from sale of stock held by SECT	32,664	28,202
Purchase of stock held by SECT	(28,985)	(22,837)
Other financing transactions	(1,742)	—
Net cash provided (used) by financing activities	(98,291)	(48,201)
Effect of exchange rate changes on cash	(1,863)	1,324
Increase (decrease) in cash, cash equivalents and restricted cash	(2,324)	(4,607)
Cash, cash equivalents and restricted cash at beginning of year (2)	64,537	69,144
Cash, cash equivalents and restricted cash at end of period (2)	$62,213	$64,537
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.
(2) Beginning of year cash balance at September 29, 2024 and end of year cash balance at September 28, 2024 includes cash related to assets held for sale of $2,720.

Shaping the way our world moves ™

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024 (1)	September 27, 2025	September 28, 2024 (1)
Net cash provided (used) by operating activities	$240,689	$147,462	$273,086	$197,862
Purchase of property, plant and equipment	(41,690)	(38,172)	(144,731)	(151,995)
Receivables Purchase Agreement	—	—	—	(25,000)
Free cash flow	$198,999	$109,290	$128,355	$20,867
Adjusted net earnings	$82,171	$69,656	$278,685	$253,844
Free cash flow conversion	242%	157%	46%	8%
(1) Amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section included herein for additional information.
Free cash flow is defined as net cash provided (used) by operating activities, less purchase of property, plant and equipment, less the benefit from the Receivables Purchase Agreement. Free cash flow conversion is defined as free cash flow divided by adjusted net earnings. Free cash flow and free cash flow conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes these adjusted financial measures may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Shaping the way our world moves ™

Moog Inc.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

During the preparation of our consolidated financial statements for the year ended September 27, 2025, management identified immaterial misstatements in previously issued consolidated financial statements and interim consolidated condensed financial statements, impacting prior periods.

The principal misstatement related to the accounting for a distinct group of long-term aftermarket service contracts with customers in the Commercial Aircraft segment. Specifically, there were inaccurate inputs used in the total costs at completion estimate within the over-time revenue recognition calculation for these contracts that accumulated over several years. Additionally, other unrelated immaterial misstatements, including an adjustment for the understatement of certain warranty costs, were also identified.

We evaluated the nature and magnitude of all identified misstatements to assess the materiality, including quantitative and qualitative considerations, and determined that the misstatements were not material, individually or in aggregate, to any previously issued quarterly or annual consolidated financial statements. However, correcting these misstatements entirely in the current period would have been material to our 2025 financial statements. As a result we have revised our prior period annual consolidated financial statements for 2023 and 2024 and our quarterly consolidated condensed financial statements for 2024 and 2025 to reflect the corrections in the periods in which the misstatements originated.

A summary of the corrections and their related impacts on each financial statement line items from our previously issued consolidated financial statements will be presented in Note 25 – Revision of Previously Issued Consolidated Financial Statements of our Annual Report on Form 10-K to be filed with the SEC and in the revised Consolidated Financial Statement tables below.

Shaping the way our world moves ™

Moog Inc.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	September 28, 2024
	As Reported	Revisions	As Revised
Net sales	$917,272	$2,123	$919,395
Cost of sales	666,541	(8,881)	657,660
Inventory write-down	5,252	—	5,252
Gross profit	245,479	11,004	256,483
Research and development	26,021	—	26,021
Selling, general and administrative	124,840	1,537	126,377
Interest	9,262	8,135	17,397
Asset impairment and fair value adjustment	15,287	—	15,287
Restructuring	11,165	—	11,165
Gain on sale of buildings	(979)	—	(979)
Other	4,335	2,114	6,449
Earnings before income taxes	55,548	(782)	54,766
Income taxes	12,503	(271)	12,232
Net earnings	$43,045	$(511)	$42,534

Net earnings per share
Basic	$1.35	$(0.02)	$1.33
Diluted	$1.33	$(0.02)	$1.31

	Twelve Months Ended
	September 28, 2024
	As Reported	Revisions	As Revised
Net sales	$3,609,160	$(200)	$3,608,960
Cost of sales	2,605,214	(15,689)	2,589,525
Inventory write-down	7,027	—	7,027
Gross profit	996,919	15,489	1,012,408
Research and development	112,773	—	112,773
Selling, general and administrative	494,887	6,366	501,253
Interest	62,112	4,218	66,330
Asset impairment and fair value adjustment	22,149	—	22,149
Restructuring	23,788	—	23,788
Gain on sale of buildings	(979)	—	(979)
Other	14,376	2,972	17,348
Earnings before income taxes	267,813	1,933	269,746
Income taxes	60,593	367	60,960
Net earnings	$207,220	$1,566	$208,786

Net earnings per share
Basic	$6.48	$0.05	$6.53
Diluted	$6.40	$0.05	$6.45

Shaping the way our world moves ™

Moog Inc.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	September 28, 2024
	As Reported	Revisions	As Revised
Net sales:
Space and Defense	$262,824	$—	$262,824
Military Aircraft	215,645	—	215,645
Commercial Aircraft	197,119	2,123	199,242
Industrial	241,684	—	241,684
Net sales	$917,272	$2,123	$919,395
Operating profit:
Space and Defense	$27,179	$(625)	$26,554
Military Aircraft	25,535	71	25,606
Commercial Aircraft	21,634	9,095	30,729
Industrial	9,065	927	9,992
Total operating profit	83,413	9,468	92,881

Deductions from operating profit:
Interest expense	9,262	8,136	17,398
Equity-based compensation expense	3,658	—	3,658
Non-service pension expense	3,119	—	3,119
Corporate and other expenses, net	11,826	2,114	13,940
Earnings before income taxes	$55,548	$(782)	$54,766

	Twelve Months Ended
	September 28, 2024
	As Reported	Revisions	As Revised
Net sales:
Space and Defense	$1,018,148	$—	$1,018,148
Military Aircraft	811,566	—	811,566
Commercial Aircraft	788,300	(200)	788,100
Industrial	991,146	—	991,146
Net sales	$3,609,160	$(200)	$3,608,960
Operating profit:
Space and Defense	$127,354	$(469)	$126,885
Military Aircraft	85,858	(355)	85,503
Commercial Aircraft	91,472	7,405	98,877
Industrial	90,657	2,543	93,200
Total operating profit	395,341	9,124	404,465

Deductions from operating profit:
Interest expense	62,112	4,218	66,330
Equity-based compensation expense	14,959	—	14,959
Non-service pension expense	12,685	—	12,685
Corporate and other expenses, net	37,772	2,973	40,745
Earnings before income taxes	$267,813	$1,933	$269,746

Shaping the way our world moves ™

Moog Inc.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 28, 2024
	As Reported	Revisions	As Revised
ASSETS
Current assets
Cash and cash equivalents	$61,694	$—	$61,694
Restricted cash	123	—	123
Receivables, net	419,971	—	419,971
Unbilled receivables	709,014	(18,442)	690,572
Inventories, net	863,702	(1,161)	862,541
Prepaid expenses and other current assets	86,245	1,500	87,745
Total current assets	2,140,749	(18,103)	2,122,646
Property, plant and equipment, net	929,357	(769)	928,588
Operating lease right-of-use assets	52,591	—	52,591
Goodwill	833,764	—	833,764
Intangible assets, net	63,479	—	63,479
Deferred income taxes	20,991	2,893	23,884
Other assets	52,695	—	52,695
Total assets	$4,093,626	$(15,979)	$4,077,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$292,988	$900	$293,888
Accrued compensation	101,127	2,900	104,027
Contract advances and progress billings	299,732	2,394	302,126
Accrued liabilities and other	305,180	8,193	313,373
Total current liabilities	999,027	14,387	1,013,414
Long-term debt, excluding current installments	874,139	—	874,139
Long-term pension and retirement obligations	167,161	—	167,161
Deferred income taxes	27,738	(86)	27,652
Other long-term liabilities	164,928	1,536	166,464
Total liabilities	2,232,993	15,837	2,248,830
Shareholders’ equity
Common stock - Class A	43,835	—	43,835
Common stock - Class B	7,445	—	7,445
Additional paid-in capital	784,509	—	784,509
Retained earnings	2,668,723	(32,773)	2,635,950
Treasury shares	(1,082,240)	—	(1,082,240)
Stock Employee Compensation Trust	(194,049)	—	(194,049)
Supplemental Retirement Plan Trust	(163,821)	—	(163,821)
Accumulated other comprehensive loss	(203,769)	957	(202,812)
Total shareholders’ equity	1,860,633	(31,816)	1,828,817
Total liabilities and shareholders’ equity	$4,093,626	$(15,979)	$4,077,647

Shaping the way our world moves ™

Moog Inc.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Twelve Months Ended
	September 28, 2024
	As Reported	Revisions	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$207,220	$1,566	$208,786
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	82,957	2,921	85,878
Amortization	10,149	—	10,149
Deferred income taxes	(31,735)	2,084	(29,651)
Equity-based compensation expense	14,959	—	14,959
Gain on sale of buildings	(979)	—	(979)
Asset impairment and inventory write-down	29,176	—	29,176
Other	6,512	(229)	6,283
Changes in assets and liabilities providing (using) cash:
Receivables	23,262	12,700	35,962
Unbilled receivables	2,856	(53,330)	(50,474)
Inventories	(126,978)	(4,352)	(131,330)
Accounts payable	26,446	—	26,446
Contract advances and progress billings	(84,296)	42,579	(41,717)
Accrued expenses	26,493	(18,593)	7,900
Accrued income taxes	16,219	(1,717)	14,502
Net pension and post retirement liabilities	11,791	—	11,791
Other assets and liabilities	(11,708)	11,889	181
Net cash provided (used) by operating activities	202,344	(4,482)	197,862
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(5,911)	—	(5,911)
Purchase of property, plant and equipment	(156,018)	4,023	(151,995)
Net proceeds from businesses sold	1,627	—	1,627
Net proceeds from buildings sold	1,453	—	1,453
Other investing transactions	(766)	—	(766)
Net cash provided (used) by investing activities	(159,615)	4,023	(155,592)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	1,038,500	—	1,038,500
Payments on revolving lines of credit	(1,029,500)	—	(1,029,500)
Payments on finance lease obligations	(6,496)	459	(6,037)
Payment of dividends	(35,476)	—	(35,476)
Proceeds from sale of treasury stock	15,685	—	15,685
Purchase of outstanding shares for treasury	(36,738)	—	(36,738)
Proceeds from sale of stock held by SECT	28,202	—	28,202
Purchase of stock held by SECT	(22,837)	—	(22,837)
Net cash provided (used) by financing activities	(48,660)	459	(48,201)
Effect of exchange rate changes on cash	1,324	—	1,324
Increase (decrease) in cash, cash equivalents and restricted cash	(4,607)	—	(4,607)
Cash, cash equivalents and restricted cash at beginning of year (1)	69,144	—	69,144
Cash, cash equivalents and restricted cash at end of period	$64,537	$—	$64,537
(1) Ending cash balance at September 28, 2024 includes cash related to assets held for sale of $2,720.

Shaping the way our world moves ™